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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)              DECEMBER 27, 2000



                                U.S. VISION, INC.
               (Exact Name of Registrant as Specified in Charter)



            DELAWARE                      0-23397              22-3032948
(State or other jurisdiction of         (Commission         (I.R.S. employer
 incorporation or organization)         File Number)        identification no.)


1 HARMON DRIVE, GLEN OAKS INDUSTRIAL PARK, GLENDORA, NEW JERSEY        08029
(Address of principal executive offices)                             (Zip Code)



                                 (856) 228-1000
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

        On December 27, 2000, U.S. Vision, Inc. entered into a non-binding letter of intent to be acquired by a group of stockholders consisting of George
E. Norcross, III, Joseph J. Roberts, Jr., and Philip A. Norcross. A copy of the press release announcing that the letter of intent had been signed and the letter of intent are attached hereto as Exhibits 99.1 and 99.2, respectively.

        On December 27, 2000, when the press release was issued, no representative of the general partner of Stolberg Partners, L.P. (the beneficial owner of approximately 19% of the outstanding common stock of the Company) was available to sign the letter of intent. Accordingly, the press release only refers to owners of approximately 59% of the outstanding common stock of the Company having indicated that they approved of and agreed to vote in favor of the transaction. After the press release was issued, a representative of the general partner of Stolberg Partners, L.P. signed the letter of intent, to be effective as of December 27, 2000, thereby increasing the percentage of outstanding common stock held by stockholders of the Company who indicated that they approved of and agreed to vote in favor of the transaction to 78%.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits.

            99.1    --    Press Release, dated December 27, 2000.*

            99.2    --    Letter of Intent, dated December 27, 2000.*


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      * Filed herewith.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, U.S. Vision, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2001       U.S. VISION, INC.


                            By: /s/ George E. McHenry, Jr.
                                -----------------------------------------------
                                George E. McHenry, Jr., Chief Financial Officer


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                                  EXHIBIT INDEX


         EXHIBIT
         NUMBER             DESCRIPTION
         -------            -----------
           99.1     --      Press Release dated December 27, 2000.*
           99.2     --      Letter of Intent dated December 27, 2000.*

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    * Filed herewith.



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